CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Synovus Financial Corp. of our report dated January 15, 2000 relating to the financial statements of Carolina Southern Bank, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/S/PRICEWATERHOUSECOOPERS
PRICEWATERHOUSECOOPERS



Raleigh, North Carolina
November 21, 2000




























                                  Exhibit 23.2


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